Exhibit 3.3

                                                             FILED # C14403.95
                                                                   -----------
                                                               MAR 13 2001
                                                               /s/ Dean Keller
                                                 Dean Keller Secretary of State

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                            AudioMonster Online, Inc.
                               (the "Corporation")

I, Paul Steo, certify that:

     1. The original articles were filed with the Office of the Secretary of State on August 28, 1995.

     2. As of the date of this certificate, 37,295,000 shares of stock of the corporation have been issued.

     3. Pursuant to a shareholders consent in which, 24,125,000 votes, representing 64.7% of the outstanding voting shares, approved the action taken by the Board of Directors the following amendment, the Corporation hereby adopts the following amendment to the Articles of Incorporation of this Corporation:

               First: Name of Corporation.

               The name of the corporation is Lockwave Technologies, Inc. (the "Corporation")


Date: March 12, 2001


                                       /s/ Paul Steo
                                     ------------------------------
                                     Paul Steo, President/Secretary